UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 23, 2003

Stamps.com Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26427 (Commission File Number)	77-0454966 (IRS Employer Identification No.)

3420 Ocean Park Boulevard, Suite 1040, Santa Monica, California 90405

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 582-7200

(Former name or former address, if changed since last report)

ITEM 5. Other Events.

               On January 17, 2003, Stamps.com and the plaintiffs agreed to terms to settle the Cybershop domain name lawsuit. Stamps.com will keep the domain name www.stamps.com and pay the plaintiffs an immaterial amount of cash.

               For further information about the lawsuit, please refer to Stamps.com’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2002. That description is incorporated in this document by reference, subject to the additional information provided above.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stamps.com Inc. (Registrant)

January 23, 2003 Date	/s/ Kenneth McBride /s/ Kenneth McBride (Signature)

Kenneth McBride, Chief Executive Officer